Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact

Adaptec, Inc.

Investor Relations

Investor_Relations@adaptec.com

(408) 957 – 7811

Adaptec Announces Appointment of John J. Quicke as Interim CEO

Blackstone Hired as Financial Advisor to Sell the Company’s Operating Assets

2009 Annual Meeting of Stockholders

MILPITAS, Calif.—(BUSINESS WIRE)—December 17, 2009—Adaptec, Inc. (NASDAQ: ADPT) today announced that Subramanian “Sundi” Sundaresh, Chief Executive Officer since November 2005 and President since May 2005, will leave the employment of the Company effective January 4, 2010. The Board of Directors has negotiated a consultant agreement with Mr. Sundaresh under which he will assist the company with the ongoing process to sell the Company’s operations.

The Board appointed, effective January 4, 2010, John J. Quicke, age 60, to serve as Interim President and Chief Executive Officer of the Company. He has served as a director of the Company since December 2007. He is a Managing Director and operating partner of Steel Partners LLC.

Jack L. Howard, Chairman of the Board, commented: “We are all grateful for the many years of dedicated service and value that Mr. Sundaresh has provided to the Corporation. Mr. Sundaresh has unique knowledge and expertise concerning the assets, business strategy and management of the Company. So we are delighted that he has agreed to work with us as a consultant and look forward to his continued hard work and assistance in the sale process. Mr. Howard further stated, “The Board has the upmost confidence that John Quicke as Interim CEO can lead the Company through the sale process.”

The company also announced that it has retained Blackstone Advisory Partners L.P as its exclusive financial advisor to assist in the potential sale or other disposition of certain assets of the company and its business operations.

The company further announced that it has accepted the resignation of Douglas E. Van Houweling from its Board, effective immediately. The Board has 5 members following Mr. Van Houweling’s resignation Mr. Howard thanked Mr. Van Houweling for his seven (7) years of service on the Board.

Finally, the company has been advised by the Nasdaq Stock Market that it will need to hold its next Annual Meeting of Stockholders by the end of March 2010 in order to remain compliant with Nasdaq Stock Market rules relating to the holding of an Annual Meeting of Stockholders. Accordingly, the company intends to hold its 2009 Annual Meeting of Stockholders by the end of March 2010. In connection with the preparation for the Annual Meeting, the Nominating Committee of the Company will begin a search process for potential directors.

About Adaptec

Adaptec provides innovative data center I/O solutions that protect, accelerate, optimize, and condition data in today’s most demanding data center environments. Adaptec products are used in IT environments ranging from traditional enterprise environments to fast-growing, on-demand cloud computing data centers. The company’s products enable data center managers, channel partners and OEMs to deploy best-in-class storage solutions to meet their customers’ evolving IT and business requirements. Around the world, leading corporations, government organizations, and medium and small businesses trust Adaptec technology. More information is available at www.adaptec.com, on its blog, storageadvisors.adaptec.com, and at adaptec.com/facebook and twitter.com/Adaptec_Inc.

Cautionary Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are statements that could be deemed to be forward-looking statements, including but not limited to statements related to: Adaptec’s new products may outrun the decline of the company’s legacy product revenues; and the company’s cash flow projections. Adaptec cautions that a variety of factors, including but not limited to the following, could cause results to differ materially from those expressed or implied in the forward-looking statements: continued or increased economic weakness and declines in customer spending; the potential failure of anticipated long-term benefits from new products to materialize; the potential impact of adverse changes in the global credit markets; the impact of industry technology transitions; fluctuating operating results; and other risks detailed from time to time in filings Adaptec makes with the SEC, including in the section entitled “Risk Factors” in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.